EXHIBIT C

NOTICE OF INTENT TO TENDER

Regarding

MULTI-STRATEGY SERIES G SHARES

of

SKYBRIDGE MULTI-ADVISER HEDGE FUND PORTFOLIOS LLC

Tendered Pursuant to the Offer to Purchase Dated December 22, 2011

THIS NOTICE OF INTENT TO TENDER MUST BE
RECEIVED BY BNY MELLON INVESTMENT SERVICING BY WEDNESDAY, JANUARY 25, 2012.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 11:59 P.M., NEW YORK TIME, ON MONDAY,
JANUARY 25, 2012, UNLESS THE OFFER IS EXTENDED.

Complete this Notice of Intent to Tender and Return or Deliver to via U.S. Post Service mail to:

SkyBridge Capital c/o
BNY Mellon Investment Servicing
PO Box 9861
Providence RI 02940-5078

or via overnight private shipping service to:

SkyBridge Capital c/o
BNY Mellon Investment Servicing
101 Sabin Street
Pawtucket RI 02860

For additional information:

Phone: (800) 305-0816

Fax: (508) 599-6082

You may also direct questions to your financial consultant.

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SkyBridge Multi-Adviser Hedge Fund Portfolios LLC

Ladies and Gentlemen:

The undersigned hereby tenders to SkyBridge Multi-Adviser Hedge Fund Portfolios LLC, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Company”), the shares of limited liability company interests in the Company (“Shares”) (such Shares designated as “Multi-Strategy Series G” Shares) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated December 22, 2011 (“Offer”), receipt of which is hereby acknowledged, and in this Notice of Intent to Tender.  THE OFFER AND THIS NOTICE OF INTENT TO TENDER ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE COMPANY TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Company the Shares tendered pursuant to this Notice of Intent to Tender.  The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Company will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Company.  Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Company may not be required to purchase the Shares tendered hereby.

A promissory note for the purchase price will be held in the undersigned’s account with his or her authorized placement agent designated for this purpose.  Subsequently, any cash payment of the purchase price for the Shares tendered by the undersigned will be made by wire transfer to the same account.  The undersigned understands that the purchase price will be based on the unaudited net asset value per Share as of March 30, 2012, or, if the Offer is extended, such later date as described in Section 3 of the Offer to Purchase.  The undersigned further understands that in the unlikely event any payment for the Shares tendered hereby is in the form of marketable securities, such payment will be made by means of a special arrangement between the undersigned and the Company, separate from this Notice of Intent to Tender and the Offer.

All authority conferred or agreed to be conferred in this Notice of Intent to Tender will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned.  Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.  A form to use to give notice of withdrawal of a tender is available upon request.

INSTRUCTIONS TO TENDERING MEMBER:  PLEASE FAX OR MAIL VIA U.S. POST SERVICE IN THE ENCLOSED POSTAGE PAID ENVELOPE TO:  SKYBRIDGE CAPITAL C/O BNY MELLON INVESTMENT SERVICING, PO BOX 9861, PROVIDENCE RI 02940-5078; OR VIA PRIVATE OVERNIGHT SERVICE TO SKYBRIDGE CAPITAL C/O

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BNY MELLON INVESTMENT SERVICING, 101 SABIN STREET, PAWTUCKET RI 02860.  FOR ADDITIONAL INFORMATION:  PHONE (800) 305-0816  FAX:  (508) 599-6082.  IF THE MEMBER CHOOSES TO FAX THE NOTICE OF INTENT TO TENDER, IT SHOULD MAIL THE ORIGINAL NOTICE OF INTENT TO TENDER TO BNY MELLON INVESTMENT SERVICING PROMPTLY AFTER IT IS FAXED (ALTHOUGH THE ORIGINAL DOES NOT HAVE TO BE RECEIVED BEFORE 11:59 P.M., NEW YORK TIME, ON WEDNESDAY, JANUARY 25, 2012).

PART 1.	NAME AND ADDRESS (PLEASE COMPLETE; JOINT OWNERS SHOULD COMPLETE FOR EACH):

Name of Member:

Social Security No.
or Taxpayer
Identification No.:

Telephone Number:

Name of Joint Member:

Social Security No.
or Taxpayer
Identification No.:

Telephone Number:

PART 2.	SHARES BEING TENDERED (PLEASE SPECIFY
DOLLAR AMOUNT):
Such tender is with respect to (specify one):

☐	All of the undersigned’s Shares.

☐	A portion of the undersigned’s Shares expressed as a specific dollar amount.

$ __________

A minimum account balance of $25,000 (or any lower amount equal to a Member’s initial subscription amount net of placement fees) must be maintained after taking into account this tender (the “Required Minimum Balance”).  The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s account balance to fall below the Required Minimum Balance, the Company may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

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PART 3.	PAYMENT.

CASH PAYMENT

Cash payments will be wire transferred to the account from which the undersigned’s most recent subscription funds were debited.  Please confirm that account number:

 Account Number
PROMISSORY NOTE
The promissory note will be held in the undersigned’s account referenced above.  A copy may be requested by calling (800) 305-0816 and, upon request, will be mailed to the undersigned to the address of the undersigned as maintained in the books and records of the Company.

PART 4.	SIGNATURE(S). If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory under signature lines.

Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)	Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)

Print Name of Member	Print Name of Member

Title (if applicable)	Title (if applicable)

Date: ______________	Date: ______________

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NOTICE OF INTENT TO TENDER

Regarding

MULTI-STRATEGY SERIES G SHARES

of

SKYBRIDGE MULTI-ADVISER HEDGE FUND PORTFOLIOS LLC

Tendered Pursuant to the Offer to Purchase Dated December 22, 2011

YOUR MERRILL LYNCH FINANCIAL ADVISOR MUST SUBMIT THIS NOTICE OF
INTENT TO TENDER FOR PROCESSING BY 11:59 P.M., NEW YORK TIME ON
WEDNESDAY, JANUARY 25, 2012.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 11:59 P.M., NEW YORK TIME, ON MONDAY,
JANUARY 25, 2012, UNLESS THE OFFER IS EXTENDED.

Should you wish to participate in this Offer, please contact your Merrill Lynch Financial Advisor who will enter the order and provide you with a customized Notice of Intent to Tender for your account.  The Notice of Intent to Tender generated for your account will need to be signed and returned or delivered to your Merrill Lynch Financial Advisor.

For additional information call your Merrill Lynch Financial Advisor.

SkyBridge Multi-Adviser Hedge Fund Portfolios LLC

Ladies and Gentlemen:

The undersigned hereby tenders to SkyBridge Multi-Adviser Hedge Fund Portfolios LLC, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Company”), the shares of limited liability company interests in the Company (“Shares”) (such Shares designated as “Multi-Strategy Series G” Shares) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated December 22, 2011 (“Offer”), receipt of which is hereby acknowledged, and in this Notice of Intent to Tender.  THE OFFER AND THIS NOTICE OF INTENT TO TENDER ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE COMPANY TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Company the Shares tendered pursuant to this Notice of Intent to Tender.  The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Company will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Company.  Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Company may not be required to purchase the Shares tendered hereby.

A promissory note for the purchase price will be held in the undersigned’s account with his or her authorized placement agent designated for this purpose.  Subsequently, any cash payment of the purchase price for the Shares tendered by the undersigned will be made by wire transfer to the same account.  A copy of the promissory note may be requested by calling your Merrill Lynch Financial Advisor or BNY Mellon Investment Servicing at (800) 305-0816, and will be mailed to the undersigned to the address of the undersigned as maintained in the books and records of the Company.  The undersigned understands that the purchase price will be based on the unaudited net asset value per Share as of March 30, 2012, or, if the Offer is extended, such later date as described in Section 3 of the Offer to Purchase.  The undersigned further understands that in the unlikely event any payment for the Shares tendered hereby is in the form of marketable securities, such payment will be made by means of a special arrangement between the undersigned and the Company, separate from this Notice of Intent to Tender and the Offer.

All authority conferred or agreed to be conferred in this Notice of Intent to Tender will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned.  Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.  A form to use to give notice of withdrawal of a tender is available upon request.

INSTRUCTIONS TO TENDERING MEMBER:  PLEASE CONTACT YOUR MERRILL LYNCH FINANCIAL ADVISOR WHO WILL ENTER THE TENDER ORDER AND PROVIDE YOU WITH A CUSTOMIZED NOTICE OF INTENT TO TENDER FOR YOUR ACCOUNT.  THE NOTICE OF INTENT TO TENDER GENERATED FOR YOUR ACCOUNT WILL NEED TO BE SIGNED AND RETURNED OR DELIVERED TO YOUR MERRILL LYNCH FINANCIAL ADVISOR.  FOR ADDITIONAL INFORMATION, CALL YOUR MERRILL FINANCIAL ADVISOR.  IF THE MEMBER CHOOSES TO FAX THE SIGNED NOTICE OF INTENT TO TENDER (OR OTHERWISE DELIVER NOT IN ORIGINAL FORM), IT SHOULD MAIL THE ORIGINAL NOTICE OF INTENT TO TENDER TO ITS MERRILL FINANCIAL ADVISOR PROMPTLY AFTER IT IS INITIALLY DELIVERED (ALTHOUGH THE ORIGINAL DOES NOT HAVE TO BE RECEIVED BEFORE 11:59 P.M., NEW YORK TIME, ON WEDNESDAY, JANUARY 25, 2012).

SAMPLE

Document #:	Investor Name:
Account #:

Requested Tender or Redemption Order Form

1.	INFORMATION

a.	Investor Information

Investor Name(s):

Account Number:

Distribution Channel:

Phone Number:

E-Mail Address:

Account Registration:

b.	Financial Advisor or Portfolio Manager Information

FA / PM Name:

Production Number / Common Associate ID:

Wire Call / Location:

Phone Number:

E-Mail Address:

2.	REQUESTED TENDER OR REDEMPTION DETAILS

a.	Fund Information

Fund Name:

b.	Order Information

Effective Date:

Full Tender / Redemption:

	Partial Tender / Redemption:	Units:	OR	Dollars:

3.	PAYMENT

a.	Cash Payment

Cash payment due pursuant to this request will be made directly to Merrill Lynch, Pierce, Fenner & Smith, Inc. or U.S. Trust, as indicated above, who will facilitate the distribution of proceeds into the undersigned’s account.

4.	SIGNATURE(S)

A minimum account balance of $25,000 (or any lower amount equal to a Member’s initial subscription amount net of placement fees) must be maintained after taking into account this tender (the “Required Minimum Balance”).  The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s account balance to fall below the Required Minimum Balance, the Company may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

a.	Individual or Joint Investors (Including spouses invested jointly)

Subscriber Name: (Print clearly)

	Subscriber Signature:	☒	Date:

Joint Subscriber Name: (If any, print clearly)

	Joint Subscriber Signature: (If any)	☒	Date:

Entity Investors (Including IRAs/IRRAs, trusts, endowments, foundations, corporations and partnerships)
If more than two Authorizing Signatures are required, please attach a separate Authorizing Signature Page. Include Name, Title, Signature and Date.

Entity Name: (Print clearly)

Authorizing Signature Name: (Print clearly)

Authorizing Signature Title: (Print clearly)

	Authorizing Signature:	☒	Date:

Authorizing Signature Name: (If any, print clearly)

Authorizing Signature Title: (If any, print clearly)

	Authorizing Signature: (If any)	☒	Date:

b.	Financial Advisor or Portfolio Manager

FA/PM Name: (Print clearly)

	FA/PM Signature:	☒	Date:

Investors should retain a copy of this form for their records.

SAMPLE

FOR FINANCIAL ADVISORS/PORTFOLIO MANAGERS:

Please verify or complete all of the required fields and update on the document if necessary.  To complete this order, you must scan the signed and completed form and upload within the AI Processing Center.  Please note that this order is not considered complete until the AI Dashboard shows Document Approved.  All documents must be submitted and approved prior to the deadline.